Captains Management Financials

                              Financial Statements

                              December 31, 1997
                              December 31, 1998
                              December 31, 1999













                    Captains Management Corporation, Inc.

                                Contents


                                                            Page
                                                           ______

Independent Auditor's Report                                 1

Financial Statements

   Balance Sheet                                             2

   Statement of Operations                                   3

   Statement of Changes in Stockholders Equity               4

   Statement of Cash Flows                                   5

   Notes to Financial Statements                             6













                             Kurt D. Saliger, C.P.A.
                           Certified Public Accountant


                           Independent Auditors Report

Board of Directors
Captains Management Corporation, Inc.
Las Vegas, Nevada

    I have audited the accompanying balance sheets of Captains Management Corporation, Inc. (a development stage company) as of December 31, 1999,
1998 and 1997, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years then ended.
These financail statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.
    I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provides a reasonable basis for my opinion.
    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Captains
Management Corporation Inc. as of December 31, 1999, 1998 and 1997 and the results of their operations and it's cash flows for each of the years then ended in conformity with generally accepted accounting principles.
    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

Kurt D. Saliger C.P.A.
March 22, 2000











                    CAPTAINS MANAGEMENTS CORPORATION, INC.
                       ( A Development Stage Company)
                              BALANCE SHEETS



                                     Dec. 31, 1999     Dec. 31, 1998     Dec. 31, 1999
                   ASSETS

CURRENT ASSETS
    Cash                                    $0               $0                 $0
    Accounts Receivable
                                         ________          _______           ________
               TOTAL CURRENT ASSETS         $0               $0                 $0

PROPERTY AND EQUIPMENT, NET                 $0               $0                 $0

OTHER ASSETS                                $0               $0                 $0
                                         ________          _______           ________

                     TOTAL ASSETS           $0               $0                 $0
                                         ________          _______           ________


       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts Payable                         $0               $0                 $0
   Accrued Liabilities                      $0               $0                 $0
   Current Portion, Long Term Debt          $0               $0                 $0
                                         _______           _______           ________

       TOTAL CURRENT LIABILITIES            $0               $0                 $0

LONG-TERM DEBT                              $0               $0                 $0

STOCKHOLDERS' EQUITY
   Common Stock, no par value
   authorized 25,000,000 shares;
   issued and outstanding
   27,000 shares                            $2,700           $2,700             $2,700

   Additional Paid In Capital               $0               $0                 $0
   Deficit Accumulated During
           Development Stage                ($2,700)         ($2,700)           ($2,700)
                                          ___________       _________        ____________

       TOTAL STOCKHOLDERS' EQUITY           $0               $0                 $0
                                          ___________       _________        ____________

             TOTAL LIABILITIES AND
             STOCKHOLDERS EQUITY            $0               $0                 $0
                                          ___________       __________       ____________


                    See accompanying notes to financial statements




                     CAPTAINS MANAGEMENT CORPORATION, INC.
                       ( A Development Stage Company )
                         STATEMENT OF OPERATIONS


                              For the year ended      For the years       August 08,
                              Dec. 31, 1999           Dec. 31, 1998       1996 (inception)
                                                      & 1997              to Dec. 31 1999


REVENUES                            $0                   $0                   $0
COSTS OF REVENUES                   $0                   $0                   $0
                                  _________            _________           _________

      GROSS PROFIT                  $0                   $0                   $0

OPERATING EXPENSES
      Selling, general and
      adminstrative                 $0                   $0                   $2,700
      Amortizaton and Depriciation  $0                   $0                   $0
                                  _________             ________           __________

      TOTAL OPERATING EXPENSES      $0                   $0                   $2,700
                                  _________             ________           __________

      INCOME (LOSS) FROM
      OPERATIONS                    $0                   $0                   ($2,700)

OTHER INCOME (EXPENSES)
      Gain on sale of assets        $0                   $0                   $0
      Interest expense              $0                   $0                   $0
                                  __________           ____________         __________

INCOME (LOSS) BEFORE INCOME TAXES   $0                   $0                   ($2,700)
      Income Taxes                  $0                   $0                   $0
                                  __________           ___________          __________

      NET PROFIT (LOSS)             $0                   $0                   ($2,700)
                                 __________            __________           ___________

      NET PROFIT (LOSS)
      PER SHARE                     $0.000               $0.000               ($0.0100)
                                 ___________           ___________          ____________

      AVERAGE NUMBER OF SHARES
      OF COMMON STOCK OUTSTANDING   27,000               27,000               27,000

                    See accompanying notes to financial statements



                       CAPTAINS MANAGEMENT CORPORATION, INC.
                         ( A Development Stage Company)
                       STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                         December 31, 1999

                        Common Stock
                      _______________


                       Number          Amount       Additional       (Deficit)
                       Of Shares                    paid in Capital  Accumulated
                                                                     During
                                                                     Development
                                                                     Stage
                      __________     _________      _______________ ____________


Issued for cash
08-08-96                27,000         $2,700

Net (Loss), 08-08-96
(inception) to 12-31-96                                $0             ($2,700)
                     ___________     __________      _____________   ___________

Balance, Dec. 31, 1996  27,000         $2,700          $0             ($2,700)

Net (Loss), 12-31-1997                                                $0
                     ___________     __________       _____________  ___________

Balance, Dec. 31, 1997  27,000         $2,700          $0             ($2,700)

Net (Loss), 12-31-98                                                  $0
                     ___________     ___________      ___________   ____________

Balance, Dec. 31, 1998  27,000         $2,700          $0             ($2,700)


Net Loss, 12-31-99                                                    $0
                     ____________    ___________      ____________   __________

Balance December
31, 1999                27,000         $2,700          $0             ($2,700)
                     ____________   ____________     ____________    __________

                           See accompanying notes to financial statements



                       CAPTAINS MANAGEMENT CORPORATION, INC.
                        ( A Development stage Corporation )
                           STATEMENT OF CASH FLOWS

                           Jan 1 to         Jan 1 to          August 08, 1996
                           December 31      December 31       (inception)
                           1999             1997 and 1998     to Dec. 31, 1999


CASH FLOWS FROM
OPERATING ACTIVITIES

Net (Loss)                   $0                 $0                 ($2,700)
Amortization and
depreciation                 $0                 $0                 $0
Accounts Payable             $0                 $0                 $0
                            ______            _______            ________

CASH FLOWS FROM
OPERATING ACTIVITIES         $0                 $0                 ($2,700)

Issue common stock           $0                 $0                 $2,700
Treasury stock               $0                 $0                 $0
                            ________          _________          _________

Net increase
(decrease) in cash           $0                 $0                 $0

Cash, Beginning
of Period                    $0                 $0                 $0
                           _________           _________         __________
Cash, End
of Period                    $0                 $0                 $0
                          ________             _______          _________

                 See accompanying notes to financials statements





                    CAPTAINS MANAGEMENT CORPORATION, INC.
                     ( A Development Stage Company)
                      NOTES TO FINANCIAL STATEMENTS


NOTE 1 --  HISTORY AND ORGANIZATION OF THE COMPANY

       The Company was organized August 08, 1996 under the laws of the State of Nevada, under the name Captains Management Corporation, Inc. The Comapny currently has no operations and, in accordance with SFAS #7, is considered a development stage comapny.

NOTE 2 --  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Accounting Method
       The Company records income and expenses on the accrual method of accounting.

       Estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

       For the statements of cash flows, all highly liquid investements with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of ecember 31, 1997 and December 31, 1998 and December 31, 1999.

       Fixed assets
       The Company does not maintain or control any fixed assets.

       Income taxes
       Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109
(SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.